Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated February 15, 2002 (except for the second paragraph of Note 5 as to which the date is March 8, 2002 and the first paragraph of Note 7 as to which the date is June 27, 2002), accompanying the financial statements included in the Annual Report of Tele Digital Development, Inc. on Form 10-KSB, for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of XOX Corporation on Form S-8 (No. 333-61377).


                                                     /s/ Grant Thornton LLP



Minneapolis, Minnesota
April 5, 2004